Exhibit 10.3

THE SHARES BEING SUBSCRIBED FOR HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES THAT ARE DESCRIBED IN THIS SUBSCRIPTION AGREEMENT.

WOMENS3D, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of February 16, 2011, by and between Womens3D, Inc., a Delaware corporation (the “Company”), and TechniScan, Inc., a Delaware corporation (the “Subscriber”).

1.                                       Subscription.  Subject to the terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company two hundred thousand (200,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in exchange for the delivery of products and the product development and testing and other services of TechniScan set forth in that certain Product Development Agreement dated January 11, 2011 and between the Company and Subscriber (the “PD Agreement”).

U.                                    Corporate Documents.  The Common Stock entitles the registered holder thereof to the rights and privileges set forth in the Certificate of Incorporation of the Company and the Bylaws of the Company.  A copy of each of these documents, as in effect on the date of this Agreement, has been made available to the Subscriber.

V.                                     Stock Certificate. The Company has simultaneously issued to the Subscriber a stock certificate for the 200,000 Shares and will promptly reflect such issuance in the books and records of the Company.

W.                                Acknowledgments.  The Subscriber acknowledges that the disclosures contained in this Section 4, among others, have been made prior to Subscriber’s execution of this Agreement.  The Subscriber has carefully considered these disclosures before making its investment decision.

AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, INCLUDING BUT NOT LIMITED TO THE RISK OF LOSS OF THE TOTAL AMOUNT OF SUBSCRIBER’S INVESTMENT IN THE SHARES AND THE RISKS SUMMARIZED BELOW:

THE SHARES OF THE COMPANY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SHARES ARE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT AND SUCH LAWS.  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS SO REGISTERED OR QUALIFIED, OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION EXISTS.  THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION OR QUALIFICATION MUST BE ESTABLISHED BY AN OPINION OF COUNSEL FOR SUBSCRIBER, WHICH OPINION OF COUNSEL MUST BE REASONABLY SATISFACTORY TO THE COMPANY.  THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS OR OTHERWISE PROVIDE A MARKET FOR THE SHARES.  ONLY THE COMPANY CAN TAKE ACTION TO REGISTER THE SHARES UNDER FEDERAL AND STATE SECURITIES LAWS, AND THE COMPANY IS UNDER NO OBLIGATION TO TAKE SUCH ACTION.

THE COMPANY WILL NOT BE SUBJECT TO THE REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND WILL NOT FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE COMPANY IS IN ITS VERY EARLY DEVELOPMENT STAGES AND HAS NO REVENUES, PRODUCTS OR SERVICES AND WILL NOT FOR SOME TIME.  NO PUBLIC MARKET FOR THE SHARES CURRENTLY EXISTS OR IS LIKELY TO DEVELOP, AND THUS, SUBSCRIBER WILL NEED TO BEAR THE ECONOMIC RISK OF SUBSCRIBER’S INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND MAY NOT BE ABLE TO LIQUIDATE SUBSCRIBER’S INVESTMENT READILY.

NO ASSURANCE HAS BEEN MADE OR CAN BE MADE THAT ANY FINANCIAL BENEFITS WILL RESULT FROM AN INVESTMENT IN THE SHARES.

THE COMPANY PRESENTLY INTENDS TO RETAIN EARNINGS FOR OPERATION OF THE COMPANY’S BUSINESS AND DOES NOT ANTICIPATE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

THE SUBSCRIBER MUST CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS INVESTMENT, INCLUDING THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

X.                                    Representations and Warranties of the Undersigned.  The Subscriber hereby represents and warrants to the Company that:

i.                                          The Subscriber is a Delaware corporation with its principal place of business and its headquarters in Salt Lake City, Utah..

ii.                                       The Subscriber has adequate means of providing for the Subscriber’s current needs and possible personal contingencies, and the Subscriber has no need now and anticipates no need in the foreseeable future, to sell the Shares or any portion thereof for which the Subscriber subscribes.  The Subscriber is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, the Subscriber is able to hold the Shares for an indefinite period of time.

iii.                                    The Subscriber is an “Accredited Investor,” as such term is defined in Regulation D, promulgated under Section 4(2) of the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company.  The Subscriber represents that the Subscriber is a sophisticated and well-informed investor.  The Subscriber recognizes that (i) the Company is in its very early development stages and has no revenues, products or services, and will not for some time and may never have any revenues, products or services; and (ii) an investment in the Company involves a very high degree of risk.

iv.                                   The Subscriber is acquiring the Shares for the Subscriber’s own account for investment only and not with a view to the distribution or resale thereof.

v.                                      The Subscriber has not offered or sold any of the Shares and has no present intention of dividing the Shares with others or of reselling or otherwise disposing of any of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

vi.                                   The Subscriber is aware that the Subscriber must bear the economic risk of an investment in the Company for an indefinite period of time because: (i) the Shares have not been registered under the Securities Act, or under the securities laws of any state, and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available, and further that only the Company can take action to so register such Shares and the Company is under no obligation and does not propose to attempt to do so; and (ii) this Agreement provides that the Subscriber may not transfer (as defined below) the Shares, in whole or in part, without compliance with the terms hereof.

vii.                                The Subscriber (and the Subscriber’s purchaser representative, if applicable) has received or been given access to the corporate documents described in Section 2, a capitalization table set forth on attached Exhibit “1” and other documents and records Subscriber has deemed necessary to make a well-informed investment decision and has been given the opportunity to meet with the officers of the Company and to have them answer any questions regarding the terms and conditions of this particular investment, and all such questions have been answered to the Subscriber’s full satisfaction.

viii.                             The Subscriber has received no representations from the Company or its employees or agents.  In making a decision to become a holder of the Shares, the Subscriber has relied solely upon a review of the documents mentioned in Section 5(g) above and independent investigations without assistance of the Company.

ix.                                     The Subscriber understands and agrees that the following restrictions and limitations are applicable to any purchase and resale or other transfer of the Shares:

1.                                 The Subscriber agrees that the Shares shall not be sold, assigned, transferred or otherwise disposed of (a “transfer”) unless the Shares are then registered under the Securities Act and any applicable state securities laws or, if such shares are not then so registered, such transfer would be exempt from the registration requirements of the Securities Act and such state laws as established by a written opinion of counsel for Subscriber, which opinion of counsel must be reasonably satisfactory to the Company;

2.                                 The Subscriber agrees that the Shares are subject to a right of repurchase in favor of the Company which are set forth in Sections 8 and 9 below and in the PD Agreement, and the Shares shall not to be transferred unless permitted by the terms of Section 8 below.

3.                                 Legends will be placed on each certificate now or hereafter evidencing the Shares in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING REPURCHASE OPTIONS IN FAVOR OF THE COMPANY, AS SET FORTH IN A SUBSCRIPTION AGREEMENT AND A PRODUCT DEVELOPMENT AGREEMENT BETWEEN THE COMPANY AND ORIGINAL PURCHASER OF SUCH SHARES.

x.                                        The Subscriber has all right and authority to invest in the Shares and to execute and deliver this Agreement.

xi.                                     This Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, and the execution, delivery and performance of this Agreement and the fulfillment and compliance with its respective terms does not and will not conflict with, violate or cause a breach of the terms, conditions or provisions of the Subscriber’s charter documents (if applicable), any agreement, non-compete provision, contract or instrument to which the Subscriber is a party or any judgment, order or decree to which the Subscriber is subject.

The Subscriber understands that certain of the representations and warranties set forth in this Section 5 are being provided to determine whether sales of the Shares may be made pursuant to Section 4(2) of the Securities Act and similar exemptions from applicable state securities laws.  The foregoing representations and warranties are true and accurate as of the date of this Agreement.

Y.                                     Indemnification.  The Subscriber acknowledges that the Subscriber understands the meaning and legal consequences of the representations and warranties set forth in Section 5 hereof and that the Company has relied or will rely upon such representations and warranties, and the Subscriber hereby agrees to indemnify and hold harmless the Company and its respective directors, officers, controlling persons, employees and agents from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, to which any such person may become subject, due to or arising out of a breach of any such representation or warranty, together with all reasonable costs and expenses (including attorneys’ fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against under this Section 6.  Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to the Subscriber under federal or state securities laws.

Z.                                     Survival.  All representations, warranties and covenants contained in this Agreement (including the indemnification covenant contained in Section 6 above) shall survive the date of this Agreement and the Company’s issuance of the Shares to the Subscriber.

AA.                         Restrictions on Transfer of the Shares.  The Subscriber and any subsequent holder of the Shares (collectively, a “Holder”) may not transfer any of the Shares, or any beneficial interest therein, unless:

(a)                                the Shares are then registered under the Securities Act and any applicable state securities laws or, if such shares are not then so registered, such transfer would be exempt from the registration requirements of the Securities Act and such state laws as established by a written opinion of counsel for Subscriber, which opinion of counsel must be reasonably satisfactory to the Company;

ii.                                       such transfer complies with all other applicable laws and regulations and contractual obligations applicable to or binding on the Shares or the Holder;

iii.                                    the transferee of such Shares or interest (if other than the Company) agrees in writing (in such form as the Company may require) to be bound by the provisions of this Section 8 and of Sections 9, 10 and 11 below with respect to such Shares or interest and any subsequent transfer thereof; and

i.                                          such transfer satisfies one or more of the following conditions:

1.                                 such transfer is approved in advance by the Company in writing;

2.                                 such transfer is made to the Company; or

3.                                 more than six months have elapsed since a “Change of Control” (as defined in the PD Agreement) of the Subscriber shall have occurred without the Company exercising the Company’s right to repurchase the Shares.

Any transfer or purported transfer of any Shares, or any beneficial interest therein, that is not permitted by this Section 8 shall be null and void, and such Shares shall thereupon become subject to the Company’s right of repurchase pursuant to Section 9 below.

BB.                             Rights of Repurchase.

a.                                       The Company shall have the right and option (but not the obligation) to purchase all (or any lesser portion as the Company may elect) of the Shares held by the Holder if the Holder transfers (or purports to transfer) any Shares in violation of Section 8.

b.                                      The Holder shall immediately (and in no event longer than ten days) after receipt of notice from the Company requesting same assign and transfer back to the Company all right, title and interest in and to the Shares and deliver to the Company physical possession of the certificate(s) for all of the Shares without any additional payment or other consideration and in accordance with the provisions of Section 9.2(g) of the PD Agreement.

c.                                       The Company will be entitled to exercise a repurchase right pursuant to Section 9(a) at any time prior to the date that is six (6) months after the date on which the Company receives notice of (or the President or the Secretary of the Company otherwise has actual knowledge of) the events giving rise to such repurchase right (the “Repurchase Period”).

d.                                      The purchase price payable by the Company for any Shares for which it exercises a repurchase right pursuant to Section 9(a) shall be the par value of the Shares.

e.                                       To exercise such repurchase right, the Company must provide the Holder with a notice of exercise (a “Repurchase Notice”) during the Repurchase Period.  The Repurchase Notice shall state that the Company is exercising its repurchase right, the Shares for which the Company is exercising its repurchase right, the purchase price payable by the Company for such Shares (determined in accordance with

Section 9(c)) and the date on which the repurchase of such Shares will be settled (which date shall be no later than thirty (30) days after the Repurchase Notice is delivered to the Holder).  The settlement of the Company’s repurchase of such Shares will be effected by the Holder’s delivery to the Company of the certificate(s) representing such Shares (properly endorsed for transfer), free and clear of all liens and encumbrances, and such other instruments of transfer as the Company may reasonably request, against payment by the Company to the Holder of the purchase price in cash (by check or such other means as the Company and such Holder may agree) or by cancellation of indebtedness owed by the Holder to the Company.

CC.                             Termination of Restrictions.  Sections 8 and 9 shall terminate immediately upon the closing of, and shall not be applicable to, the Company’s first firm commitment underwritten public offering of its Common Stock pursuant to a registration statement under the Securities Act (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) in which the gross public offering proceeds to the Company are not less than thirty-five million dollars ($35,000,000).

DD.                           Market Stand Off.  Each Holder agrees that the Company (or a representative of the underwriters) may, in connection with the first firm commitment underwritten public offering of Common Stock of the Company under the Securities Act, require that the Holder not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by such Holder, for a period of time specified by the underwriter(s) (not to exceed two hundred seventy (270) days) following the effective date of the registration statement of the Company filed under the Securities Act.  The Holder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Holder’s capital stock of the Company until the end of such period.

EE.                               Miscellaneous.

a.                                       Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted under federal or state securities laws.

b.                                      All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Subscriber at the Subscriber’s address set forth below.

c.                                       Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

d.                                      Notwithstanding the location where this Agreement may be executed by any parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and be governed by the laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

e.                                       This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof.

f.                                         This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought; provided that either party may waive provisions hereof intended solely for the benefit of such party.

g.                                      Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.  This Agreement is not intended to confer any rights or benefits on any person other than the parties hereto.  This Agreement shall be binding upon successors and permitted assignees.

h.                                      This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.

i.                                          This Agreement shall be deemed to have been jointly prepared by all parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any portion hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

COMPANY:

Womens3D, Inc., a Delaware corporation

By:	/s/ Scott Sanders
Scott Sanders, President

Company’s Address for Notices:

Womens3D, Inc.

4917 S. Congress Avenue

Austin, TX 78745

Attention: President

SUBSCRIBER:

TechniScan, Inc., a Delaware corporation

By:	/s/ Dave Robinson
Dave Robinson, President

Subscriber’s Address for Notices:

TechniScan, Inc.
3216 South Highland Drive, Suite 200
Salt Lake City, UT 84106
Attention: President